CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 811-21259 on Form N-2 of our report dated May 30, 2008, relating to the financial statements of GMAM Absolute Return Strategy Fund I (a Series of GMAM Absolute Return Strategy Fund, LLC) and to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Statements" in the Additional Information Section, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

September 25, 2008